CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A)
(No. 33-70958) of Alpha Select Funds of our report dated November 8, 1999, included in the 1999 annual report to shareholders of TIP Target Select Equity Fund.

/s/ Ernst & Young
-------------------------


Philadelphia, Pennsylvania
August 3, 2000